UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 26, 2007

ASIA PREMIUM TELEVISION GROUP, INC
(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District, Beijing, 100026, P.R.C.
(Address of principal executive Offices) (Zip Code)

86-10-6582-7900
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On March 26, 2007 (the "Effective Date"), Asia Premium Television Group, Inc. (the "Company") effected a reverse stock split of its common stock, par value $0.001 per share ("Common Stock"), whereby each one thousand (1,000) shares of Common Stock, either issued and outstanding or held by the Company as treasury stock, immediately prior to the record date was reclassified and changed into one (1) fully-paid and non-assessable share of Common Stock. The Company's authorized capital with respect to Common Stock was reduced in like manner from 1,750,000,000 shares of Common Stock to 1,750,000 shares of Common Stock (together with the prior sentence, the "Reverse Split"). All fractional shares were rounded up to ensure each shareholder receives at least one post-split share.  The foregoing actions were approved by the Board of Directors of the Company (the "Board") without shareholder approval in accordance with the requirements of Nevada law.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

ASIA PREMIUM TELEVISION GROUP, INC.

Date:

March 26, 2006

By:/s/ Yan Gong

Name: Yan Gong

Title: Chief Executive Officer

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